UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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GENESEE & WYOMING INC.

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GENESEE & WYOMING INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 31, 2006

The annual meeting of stockholders of Genesee & Wyoming Inc. will be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, 10573, on May 31, 2006, at 10:00 a.m., local time, for the following purposes:

•	to elect three directors;

•	to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006; and

•	to transact such other business as may properly come before our annual meeting or any adjournments or postponements of that meeting.

Our Board has fixed the close of business on April 3, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at our annual meeting and any adjournments or postponements of that meeting.

To be sure that your shares are properly represented at our annual meeting, whether you attend or not, please complete, sign, date and promptly mail the enclosed proxy card in the enclosed envelope, or follow the instructions on your proxy card for voting by telephone or electronically through the Internet. If your shares are held in the name of a bank, broker or other holder of record, their procedures should be described on the voting form they send to you.

Along with the attached proxy statement for our annual meeting, we are enclosing our 2005 Annual Report, which includes our financial statements.

BY ORDER OF THE BOARD OF DIRECTORS

Adam B. Frankel

Secretary

April 25, 2006

GENESEE & WYOMING INC.

66 Field Point Road

Greenwich, Connecticut 06830

PROXY STATEMENT

Our Board is soliciting proxies to be voted at the annual meeting of stockholders to be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, 10573, on May 31, 2006 at 10:00 a.m., local time, and at any adjournments or postponements of the annual meeting.

This proxy statement and the enclosed proxy are first being mailed to you and other stockholders on or about April 25, 2006.

GLOSSARY

To facilitate your review of this proxy statement, please find below a list of certain defined terms that are used in several different sections of this proxy statement and their associated meanings. We do not intend for this list to include every defined term used in this proxy statement.

“2005” when used other than as part of a specific date, means the Company’s 2005 fiscal year, which was from January 1, 2005 through December 31, 2005.

“401(k) Plan” means the Genesee & Wyoming Inc. 401(k) Savings Incentive Plan.

“Annual Report” means our annual report to stockholders, which includes our Annual Report on Form 10-K for our fiscal year ended December 31, 2005 and our related audited financial statements.

“ARG” means Australian Railroad Group Pty Ltd., our joint venture between us and Wesfarmers Limited.

“Board” means the Company’s board of directors.

“Company” means Genesee & Wyoming Inc.

“Corporate Communications” means our corporate communications department, which can be contacted at 66 Field Point Road, Greenwich, CT 06830.

“Corporate Secretary” means our corporate secretary, who can be contacted at 66 Field Point Road, Greenwich, CT 06830.

“DCP” means the Company’s Deferred Compensation Plan.

“DSUs” means deferred stock units which have been or can be issued to our non-management directors under the Omnibus Plan.

“Exchange Act” means The Securities Exchange Act of 1934, as amended.

“Executive Officers” means those officers of the Company that are involved in policy-making functions and who are subject to the reporting obligations of Section 16 of the Exchange Act.

“March 2006 Stock Split” means our three-for-two stock split, effected in the form of a 50% common stock dividend, paid on March 14, 2006 to stockholders of record as of February 28, 2006.

“Named Executives” means our Chief Executive Officer and our other four most highly compensated Executive Officers for 2005, as determined by rules promulgated by the SEC.

“Omnibus Plan” means our 2004 Omnibus Incentive Plan.

“PwC” means PricewaterhouseCoopers LLP.

“Restricted Shares” means, collectively, restricted stock or restricted stock units that have been or can be issued to our directors or employees under the Omnibus Plan.

“SEC ” means the Securities and Exchange Commission.

“Severance Agreements” means the severance agreements in place with each of our Named Executives.

“Stock Purchase Plan” means Genesee & Wyoming Inc. Employee Stock Purchase Plan.

GENERAL INFORMATION

Why am I receiving this proxy statement?

Our Board is soliciting proxies for our annual meeting and we will bear the cost of this solicitation. You are receiving a proxy statement because you owned shares of our stock as of the close of business on April 3, 2006. Your ownership of shares on that date entitles you to vote at our annual meeting. By using the attached proxy, you are able to vote whether or not you attend our annual meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision when you do vote.

What will I be voting on?

•	Election of three directors (see page 7).

•	Ratification of the selection of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2006 (See page 37).

How do I vote?

You can vote either in person at our annual meeting or by proxy without attending our annual meeting. We urge you to vote by proxy even if you plan to attend our annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the annual meeting. If you attend the annual meeting in person, you may vote at the meeting and your proxy will not be counted. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, LaSalle Bank, you are considered, with respect to those shares, the “shareholder of record.” We have sent the notice of annual meeting, proxy statement, annual report and proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The notice of annual meeting, proxy statement, annual report and proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Can I vote by telephone or electronically?

If you are a registered stockholder you may transmit voting instructions by telephone or electronically through the Internet by following the instructions on your proxy card. If your shares are held in “street name,” please contact your bank, broker or other holder of record to determine whether you will be able to transmit voting instructions by telephone or electronically. The deadline for transmitting voting instructions by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on Tuesday, May 30, 2006.

How many votes must be present to hold the meeting?

The holders of a majority of the voting power of the Class A Common Stock and the holders of a majority of the voting power of the Class B Common Stock must each be present in person or by proxy to hold our annual meeting.

Can I change my vote?

Yes. At any time before your proxy is voted you may change your vote by:

•	revoking it by written notice to our Corporate Secretary at the address set forth in this proxy statement;

•	delivering a later-dated proxy; or

•	voting in person at our annual meeting.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record for procedures on revoking or changing your proxy vote.

How many votes do I have?

If you are a holder of our Class A Common Stock, then you are entitled to one vote at our annual meeting for each share of our Class A Common Stock that you held as of the close of business on April 3, 2006. If you are a holder of shares of our Class B Common Stock, then you are entitled to ten votes at our annual meeting for each share of our Class B Common Stock that you held as of the close of business on April 3, 2006. All matters to be voted on at our annual meeting will be voted on by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class.

How many shares are entitled to vote?

As of the close of business on April 3, 2006, there were 37,474,370 shares of our Class A Common Stock issued and outstanding, and 3,975,180 shares of our Class B Common Stock issued and outstanding. We do not permit cumulative voting.

How many votes are required for the proposals to pass?

Directors are elected by a plurality vote, which means that the three director nominees with the greatest number of votes cast, even if less than a majority, will be elected. The proposal to ratify the selection of PwC as our independent registered public accounting firm requires the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

What if I decide to abstain?

Abstentions will count as shares present for determining if a quorum is present at the annual meeting. Abstentions related to a proposal other than the election of directors will count as a “no” vote. Abstentions are inapplicable in the context of the election of directors since directors are elected by a plurality vote.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of each of the director nominees and FOR the proposal to ratify the appointment of PwC as our independent registered public accounting firm.

What if I don’t return my proxy card and don’t attend our annual meeting?

If you are the shareholder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted. If your shares are held in “street name,” and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange, your recordholder can vote your shares for the election of directors and the ratification of the selection of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2006. For certain other proposals, if you don’t give your recordholder specific instructions and your recordholder does not have discretionary authority to vote your shares, the votes will be categorized as “broker non-votes.” “Broker non-votes” will have no effect on the matters submitted to our stockholders for approval but will be counted as present for purposes of determining whether enough votes are present to hold our annual meeting.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for our Board to substitute another person for a nominee, we will vote your shares for that other person.

Is my vote confidential?

Yes. Your voting records will not be disclosed to us except:

•	as required by law;

•	to the inspectors of election; or

•	if the election is contested.

The inspectors of election must comply with confidentiality guidelines that limit the disclosure of specific vote, but for this annual meeting, both our inspectors of election will be officers of our Company.

Will any one contact me regarding this vote?

No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Will the annual meeting be webcast?

Our annual meeting will not be webcast.

What do I need to do if I want to attend the annual meeting?

You do not need to make a reservation to attend the annual meeting. However, please note that you will need to demonstrate that you are a stockholder to be admitted to the meeting. If your shares are held in the name of your bank, broker or other holder of record, you will need to bring evidence of your stock ownership, such as your most recent account statement. If you do not have proof that you own our stock, you may not be admitted to the meeting. Attendance at the annual meeting is limited to our stockholders, members of their immediate families or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

ANNUAL REPORT

Will I receive a copy of the Annual Report?

We have enclosed our Annual Report with this proxy statement. The Annual Report includes our audited financial statements, along with other financial information about our Company, which we urge you to read carefully.

How can I receive a copy of the Form 10-K?

Our Form 10-K is included in the Annual Report, which accompanies this proxy statement.

You can also obtain, free of charge, a copy of our Form 10-K by:

•	accessing our Internet site at www.gwrr.com and clicking on the “Investors” link;

•	writing to Corporate Communications; or

•	telephoning us at: (203) 629-3722.

You can also obtain a copy of our Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

ELECTION OF DIRECTORS

Our by-laws allow us to set the size of our Board to be between three and 15 directors, and currently our Board is comprised of nine director positions. Our Certificate of Incorporation provides for a classified Board, consisting of three classes of directors, with each class serving staggered three-year terms. As a result, only a portion of our Board is elected each year. The three directors identified below are to be elected by our stockholders at our upcoming annual meeting, each to hold office for a three-year term expiring in 2009 or until his successor is duly elected and qualifies:

Proposed For Election as Directors

for a Three-Year Term Expiring in 2009

Name and Age on March 31, 2006	Present Position, Principal Occupations During the Past Five Years and Other Directorships
David C. Hurley Age 65 Director since 2005

Principal Occupation: Vice Chairman of PrivatAir Holdings, SA (provider of corporate aircraft and aircraft management) since 2003

Recent Business Experience: Chief Executive Officer of PrivatAir Holdings, SA (which acquired Flight Services Group) from 1999 to 2003; Founder, Chairman, President and Chief Executive Officer of Flight Services Group from 1983 to 1999

Other Directorships:

•      Hexcel Corporation—Audit Committee Member

•      B/E Aerospace—Audit Committee Member and Governance Committee Member

•      Ionatran Corporation—Chairman of the Board; Audit Committee Member and Compensation Committee Member

Peter O. Scannell Age 47 Director since 2003

Principal Occupation: Founder and Managing General Partner of Rockwood Holdings LP (a private investment firm focused on the acquisition and development of operating businesses) since 1986

Recent Business Experience: Chairman and Chief Executive Officer of Rockwood Service Corporation (a materials testing and inspection firm) since 1990; Chairman and Chief Executive Officer of Kane Holding Company (a manufacturer of architectural products) since 1989

Name and Age on March 31, 2006	Present Position, Principal Occupations During the Past Five Years and Other Directorships

Hon. M. Douglas Young, P.C. Age 65 Director since 1999

Principal Occupation: Chairman of Summa Strategies Canada Inc. (government relations and public policy advisory firm) since 1997

Recent Business Experience: Canada’s Minister of Transport, Minister of Human Resources Development and Minister of National Defense from 1993 to 1997; Counsel to the law firm of Patterson Palmer

Other Directorships:

•      Magellan Aerospace Corporation—Governance Committee Chairman and Audit Committee Member

•      Connors Bros. Income Fund—Chairman of the Board

•      Heating Oil Partners Income Fund—Chairman of the Board

•      Australian Railroad Group Pty Ltd—Compensation Committee Member

•      MI Developments Inc.—Lead Director

To find additional information on these three directors and our other directors, see “RELATED PARTY TRANSACTIONS AND OTHER INFORMATION.” Our Board recommends the election of each of David C. Hurley, Peter O. Scannell and the Honorable M. Douglas Young, P.C., each of whom has also been nominated by our Board’s Governance Committee, which is comprised exclusively of independent directors. Mr. Scannell and Mr. Young were previously elected by our stockholders. Our Board elected Mr. Hurley on July 15, 2005. Mr. Hurley was originally recommended by one of our Named Executives (other than our Chief Executive Officer), and prior to his election, members of the Governance Committee conducted an independent assessment of Mr. Hurley, which included interviews and reference checks.

Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of Messrs. Hurley, Scannell and Young. Our Board does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, may determine.

Directors Whose Terms Do Not Expire at the Annual Meeting

The following table sets forth certain information with respect to each of our directors whose term in office does not expire at the annual meeting.

Terms Expiring at Annual Meeting in 2007

Name and Age on March 31, 2006	Present Position, Principal Occupations During the Past Five Years and Other Directorships
Louis S. Fuller Age 64 Director since 1974	Principal Occupation: Retired Recent Business Experience: Member of Courtright and Associates (executive search firm) from 1992 to 1999

Philip J. Ringo Age 64 Director since 1978

Principal Occupation: Chairman and Chief Executive Officer of RubberNetwork.com, LLC (tire and rubber industry strategic sourcing consortium) since June 2001

Recent Business Experience: Consultant to ChemConnect, Inc. (operator of an electronic marketplace for buyers and sellers of chemicals, feedstocks and plastics) from January 2001 to May 2001; President and Chief Operating Officer of ChemConnect, Inc. from March 1999 to January 2001; President and Chief Executive Officer of Chemical Leaman Tank Lines Inc. (trucking firm) from 1995 to 1998; President and Chief Operating Officer of The Morgan Group, Inc. and Chairman and Chief Executive Officer of Morgan Drive Away, Inc. (common and contract carrier for the manufactured housing and recreational vehicle industries) from 1992 to 1995

Other Directorships:

•      Internet Capital Group—Nominating and Governance Committee Chairman, Audit Committee Member and Lead Independent Director

•      Trimac Equipment Leasing, Inc.—Compensation Committee Member and Audit Committee Chairman

•      Australian Railroad Group Pty Ltd—Audit Committee Member

Name and Age on March 31, 2006	Present Position, Principal Occupations During the Past Five Years and Other Directorships
Mark A. Scudder Age 43 Director since 2003

Principal Occupation: President of Scudder Law Firm, P.C., L.L.O. since December 2002

Recent Business Experience: Attorney with Scudder Law Firm since 1993 representing public and private companies in mergers and acquisitions, financing transactions and general corporate matters, with a particular focus on the U.S. trucking industry

Other Directorships:

•      Knight Transportation, Inc.—Executive Committee Member

•      Covenant Transport, Inc.

Terms Expiring at Annual Meeting in 2008

Name and Age on March 31, 2006	Present Position, Principal Occupations During the Past Five Years and Other Directorships
Mortimer B. Fuller III Age 63 Director since 1973

Principal Occupation: Chairman and Chief Executive Officer of Genesee & Wyoming Inc. since 1977

Recent Business Experience: President of Genesee & Wyoming Inc. from 1977 to October 1997

Other Directorships:

•      Australian Railroad Group Pty Ltd—Chairman of the Board

•      Association of American Railroads

Robert M. Melzer Age 65 Director since 1997

Principal Occupation: Retired

Recent Business Experience: President and Chief Executive Officer of Property Capital Trust (real estate investment trust) from 1992 to 1999; Chief Financial Officer of Property Capital Trust from 1990 to 1996

Other Directorships:

•      The Cronos Group—Audit Committee Chairman, Special Litigation Committee Member and Transaction Committee Member

RELATED PARTY TRANSACTIONS AND OTHER INFORMATION

Non-Management Directors

Commercial Relationship with Sperry Rail. Mr. Scannell (a current director who is up for election) is the Chairman and Chief Executive Officer of Rockwood Service Corporation. One of Rockwood Service Corporation’s subsidiaries, Sperry Rail, Inc. (“Sperry Rail”), provides rail flaw inspection services to railroads, including a number of our subsidiaries. For 2005, the billings for those services were approximately $310,000 which, according to representations made by Sperry Rail, accounted for less than 1% of its consolidated gross revenues. In 1998, one of our trains in Canada derailed, resulting in damage to some of our cars and their cargo. All of the damage caused by the derailment was covered by our insurance, except for a CAN$50,000 deductible. In 2000, our insurer brought a subrogation action in the name of certain of our subsidiaries against Sperry Rail, which had inspected that portion of the track. Our insurance carrier has claimed that the defective track was the cause of the derailment, but Sperry Rail has disputed this claim and has also relied on the terms of its inspection contract which contained exculpatory language in respect to failure to find or report a defect. Our interest in this case was limited to our deductible. In December of 2005, the case was settled for CAN$50,000.

Relationship with Perfect Commerce CEO. Mr. Scudder (a current director whose term expires in 2007) has a brother-in-law who is the Chief Executive Officer of Perfect Commerce, Inc. (“Perfect Commerce”), which provides consulting services to us. In December 2005, the Company entered into a service contract with Perfect Commerce, whereby Perfect Commerce will provide consulting services to the Company regarding potential outsourcing solutions. Total fees payable under the service contract will range from $35,000 to $70,000, plus expenses, based on actual outsourcing savings realized.

Louis Fuller familial relationships with Company Employees. Louis Fuller (a current director whose term expires in 2007) and Mortimer B. Fuller III, our Chairman and Chief Executive Officer, are first cousins. In addition, Jason Fuller is the Vice President of Transportation for our NY/PA Region and is Louis Fuller’s son. For 2005, Jason Fuller received approximately $105,000 as aggregate cash compensation and 1,875 options.

Other

Class B Stockholders’ Agreement. The Company, Mr. Mortimer B. Fuller III, our Chairman and Chief Executive Officer, our Executive Officers and all holders of the Class B Common Stock are parties to a Class B Stockholders’ Agreement dated as of May 20, 1996. Pursuant to the agreement, if a party proposes to transfer shares of Class B Common Stock in a transaction that will not result in the automatic conversion of those shares into shares of Class A Common Stock, the Executive Officers have the right to purchase up to an aggregate of 50% of those shares, and Mr. Fuller has the right to purchase the balance, all at the then-current market price of the Class A Common Stock. If Mr. Fuller does not purchase the entire balance of the shares, the Executive Officers have the right to purchase the shares that remain. Such purchase rights also apply if the employment of any of the Executive Officers terminates for any reason. The effect of this agreement is to concentrate ownership of the Class B Common Stock, which entitles the holders thereof to ten times the voting power, per share, of the Class A Common Stock, in the hands of our management, particularly Mr. Fuller. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Benz familial relationships with Company Employees. Ms. Murray Cook Benz is the Senior Vice President, Sales & Marketing for our Rail Link Region, and she is also the wife of James W. Benz, our Chief Operating Officer. For 2005, Ms. Benz received approximately $147,987 as aggregate cash compensation and 1,800 options.

CORPORATE GOVERNANCE

Director Independence

General

Pursuant to the General Corporation Law of the State of Delaware, the state under which we are organized, and our by-laws, our business, property and affairs are managed by or under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them by management, by participating in meetings of the Board and its committees and by visiting various facilities and operations.

Corporate Governance Principles and Categorical Independence Standards

In order to provide guidance on the composition and function of our governing body, our Board adopted our Corporate Governance Principles in 2003, which include, among other things, our categorical standards of director independence. These categorical independence standards establish certain relationships that our Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director maintains any relationship with us that is not specifically addressed in these standards, the independent members of our Board will determine whether such relationship is material. In connection with the most recent review, the Governance Committee proposed revisions to the categorical independence standards set forth in the Corporate Governance Principles. These revisions were approved by the Board in April 2006. The complete version of our Corporate Governance Principles is attached as Annex I to this proxy statement and you can find a link to the document on our website at www.gwrr.com under the Governance link. We will provide a printed copy of the Corporate Governance Principles to any stockholder who requests them by contacting Corporate Communications.

Evaluations of Director Independence

The Governance Committee undertook its annual review of director independence and reviewed with our Board its findings. During this review, our Board considered transactions and relationships between each director or any member of his or her immediate family and our Company, its subsidiaries and affiliates, including those reported under “RELATED PARTY TRANSACTIONS AND OTHER INFORMATION” above. Our Board also examined transactions and relationships between directors or their affiliates and members of our senior management. The purpose of this review was to determine whether any such relationships or transactions compromised a director’s independence.

As a result of this review, our Board affirmatively determined that all of our directors are independent under the categorical standards for director independence set forth in the Corporate Governance Principles, with the exception of Mortimer B. Fuller III and Louis S. Fuller. By virtue of his position as an executive officer of our Company, Mortimer B. Fuller III is not considered an independent director. Louis Fuller, who is the first cousin of Mortimer B. Fuller III, is not considered independent due to this relationship.

In reaching its conclusion regarding each of the other directors, our Board considered that our Company and its subsidiaries in the ordinary course of business purchase products and services from Sperry Rail, a company at which Mr. Scannell serves as an executive officer. Mr. Scannell is also a significant indirect shareholder of Sperry Rail. Our Board also considered the relationship between

Perfect Commerce, one of the Company’s vendors, and the family relationship between Mr. Scudder and the Chief Executive Officer of Perfect Commerce. In each case, the amount paid to, received or otherwise claimed from these companies in each of the last three years did not approach the 2% of total revenue threshold in the categorical independence standards referenced above. Our Board also determined that the Sperry Rail and Perfect Commerce relationships were not otherwise material to us or to our directors personally and therefore determined that none of these relationships impaired the independence of the directors.

Our Board has also determined that all of the directors who serve on board committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. In addition, our Board considered the fact that Messrs. Ringo and Young serve on the board of directors of ARG and found that this service did not impair their independence in light of the substantial outside activities of Messrs. Ringo and Young and the absence of other relationships between these directors and the Company and its subsidiaries.

Committees of the Board

General

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Governance Committee. The following table shows the membership of each of our Board’s standing committees as of April 1, 2006, and the number of meetings held by each of those committees during 2005:

Director	Audit Committee	Compensation Committee	Governance Committee
David C. Hurley		X
Robert M. Melzer	Chair
Philip J. Ringo	X		X
Peter O. Scannell	X	Chair
Mark A. Scudder		X	Chair
M. Douglas Young			X
2005 Meetings	11*	4	6

*	Includes quarterly conference calls with management and our independent registered public accounting firm to review our earnings releases and reports on Form 10-Q and Form 10-K prior to their filing.

Our Board has adopted a charter for each of the three standing committees that addresses the composition and function of each committee. You can find links to these materials on our website at www.gwrr.com under the Governance link, and we will provide a printed copy of these materials to any stockholder who requests it by contacting Corporate Communications.

Audit Committee

General. The Audit Committee assists our Board in fulfilling its responsibility relating to the oversight of: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee’s report relating to 2005 appears on page 36 of this proxy statement.

Financial Literacy and Expertise. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board has determined that Mr. Melzer qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC regulations and that he has “accounting or related financial management expertise” within the meaning of the listing standards of the New York Stock Exchange. The Board reached its conclusion as to Mr. Melzer’s qualification based on, among other things, his education and experience, most notably his service as the Chief Financial Officer of Property Capital Trust from 1990 through 1996, and his experience as an audit committee chairman at another public company.

Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the oversight of our compensation programs and compensation of our executives. The Compensation Committee’s report relating to 2005 appears on pages 29 to 34 of this proxy statement. Each of the members of the Compensation Committee is an outside director within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

Governance Committee

The Governance Committee assists our Board in fulfilling its responsibility relating to corporate governance by (i) identifying individuals qualified to become directors and recommending that our Board select the candidates for all directorships to be filled by our Board or by our stockholders, (ii) developing and recommending the content of our Corporate Governance Principles to our Board, and (iii) otherwise taking a leadership role in shaping our corporate governance. In evaluating candidates for directorships, our Board, with the help of the Governance Committee, takes into account a variety of factors it considers appropriate, which may include the following: strength of character and leadership skills; general business acumen and experience; broad knowledge of the rail freight business or of other modes of transportation; knowledge of strategy, finance, international business, government affairs related to transportation; age; number of other board seats; and willingness to commit the necessary time—all to ensure an active Board whose members work well together and possess the collective knowledge and expertise required by the Board. We have not paid a fee to any third party in consideration for assistance in identifying potential nominees for our Board.

Stockholder Recommendations for Director Nominations

As noted above, the Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board, including nominations submitted by stockholders. Such recommendations should be sent to the attention of our Corporate Secretary. Any recommendations submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as one of our directors if elected. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our by-laws.

The Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Governance Committee may also ask the candidate to meet with management and other members of our Board. When the Governance Committee reviews a potential candidate, the Governance Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the current mix of director attributes. In evaluating a candidate, our Board, with the assistance of the Governance Committee, takes into account a variety of additional factors as described in our Corporate Governance Principles.

Meeting Attendance

During 2005, our Board held seven meetings (five in person and two telephonic) and our Board’s standing committees held a total of 21 meetings. Each of our directors attended at least 90% of (i) the total number of Board meetings and (ii) the total number of the meetings of the Board committees on which he served (during the periods that he served). Our policy is that all of our directors, absent special circumstances, should attend our annual meetings. All directors attended last year’s annual meeting.

Executive Sessions

Our Corporate Governance Principles regularly require our non-management directors to have at least four regularly scheduled meetings per year without management present. At four of our Board meetings during 2005, our Board held executive sessions of our non-management directors. During the non-management director meetings, the director acting in the role of presiding director varied depending upon the topics under consideration.

Communicating with the Board

Stockholders interested in communicating directly with our Board, our non-management directors or an individual director may do so by writing to our Corporate Secretary and specifying whether such communication should be addressed to the attention of (i) the Board as a whole, (ii) non-management directors as a group or (iii) the name of the individual director, as applicable. Communications will be distributed to our Board, non-management directors as a group or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee. In addition, for such matters, stockholders and others are encouraged to use our hotline discussed below.

Hotline for Accounting or Auditing Matters

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, we established a hotline for the anonymous submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls over financial reporting or audit matters, or any fraud involving management or persons who have a significant role in our internal controls over financial reporting, will be reported to the Chairman of our Audit Committee. Our current hotline number is (800) 589-3280.

Code of Ethics

We have a Code of Ethics applicable to all employees of our Company, including the Chief Executive Officer, President, the Chief Financial Officer, Chief Accounting Officer and, to the extent it applies to their activities, all members of our Board. You can find a link to our Code of Ethics on our website at www.gwrr.com under the Governance link, and we will provide a printed copy of our Code of Ethics to any stockholder who contacts Corporate Communications and requests a copy. To the extent required to be disclosed, we will post amendments to and any waivers from our Code of Ethics at the same location on our website as our Code of Ethics.

Board Evaluations

Each year our Board evaluates its performance through a self-evaluation developed by the Governance Committee. Each member of our Board completes an evaluation, providing specific feedback on various aspects of the Board’s role, organization and meetings. Once our Corporate Secretary has compiled the evaluation results, the Chairman of our Governance Committee presents the contents to our full Board. As part of the evaluation, our Board develops recommendations to enhance its effectiveness in the year to come. In addition to this process, each committee of our Board conducts its own annual performance evaluation.

DIRECTORS’ COMPENSATION

Directors’ Cash Compensation

General

During 2005, our directors earned an aggregate amount of $448,500 for service on our Board and its committees and the ARG board and its committees, which consisted of $291,800 in Board, committee and chair fees, $74,000 in ARG board and committee fees discussed below under “—Compensation for Membership on ARG’s Board” and $82,700 in additional credited fees due to the deferral of fees discussed below under “—Deferral of Cash Compensation.” We also reimburse our directors for travel expenses in connection with their attendance of Board and committee meetings, and trips to our facilities and operations. Only our non-management directors are entitled to receive fees.

Board and Committee Fees

Each of our non-management directors receives an annual cash retainer fee of $20,000 per year, with an additional fee of $2,000 for each Board meeting the director attends in person and $400 for each meeting the director attends telephonically. Directors who serve on a Board committee receive a $1,000 fee for each committee meeting attended in person and a $400 fee for each committee meeting attended telephonically. In addition, the Chairman of the Audit Committee is entitled to receive an additional annual fee of $10,000, and the Chairman of the Governance Committee and the Chairman of the Compensation Committee each receive an additional annual fee of $5,000. These fees are pro-rated and paid quarterly.

Compensation for Membership on ARG’s Board

Messrs. Ringo and Young serve at our request on the board of directors of ARG. We pay each of them fees of $20,000 per year, plus $5,000 for each ARG board meeting attended in person and $1,000 for each ARG board meeting attended by telephone. We also reimburse them for travel expenses in connection with attendance at ARG board meetings, including spousal travel expenses. During 2005, for these services, we paid to Messrs. Ringo and Young cash directors’ fees in the aggregate amount of $92,500, which included $74,000 in ARG Fees and $18,500 in additional credited fees due to the deferral of fees discussed below under “—Deferral of Cash Compensation.”

The following table outlines the fees earned by each of our non-management directors in 2005 for service on our Board, and ARG’s board, but excludes any additional fees associated with the deferral of fees discussed below:

		Committee Meeting Fees		Board Meeting Fees
Name	Annual Retainer	In person	Telephonic	In person	Telephonic	Chair Fees	ARG Fees	Total
Robert W. Anestis (1)	$8,333	$2,000		$6,000		$2,083		$18,416
Louis S. Fuller	20,000			8,000	$1,200			29,200
T. Michael Long (2)	6,667			4,000	400			11,067
Robert M. Melzer	20,000	5,000	$2,400	10,000	800	10,000		48,200
Philip J. Ringo	20,000	9,000	3,200	10,000	800		$37,000	80,000
Peter O. Scannell	20,000	8,000	2,800	10,000	800	2,917		44,517
Mark A. Scudder	20,000	9,000	400	10,000	800	3,078		43,278
M. Douglas Young	20,000	5,000	400	10,000	800	1,922	37,000	75,122
David C. Hurley (3)	10,000	2,000		4,000				16,000

Total	$145,000	$40,000	$9,200	$72,000	$5,600	$20,000	$74,000	$365,800

(1)	Mr. Anestis served as a director until June 3, 2005.
(2)	Mr. Long served as a director until May 18, 2005.
(3)	Mr. Hurley began serving as a director on July 15, 2005.

Deferral of Cash Compensation

Under the Omnibus Plan, each non-management director can elect to have all or a portion of his fees paid in DSUs representing shares of our Class A Common Stock. Each participating director’s DSU account is credited with 125% of the cash compensation he elected to defer, which cash is used to purchase DSUs. The number of DSUs credited to each participating director’s account is equal to the result obtained by dividing the dollar amount credited to such director’s account by the per share market price of the Class A Common Stock on the second to last business day of the month in which such director would have otherwise been entitled to receive the cash compensation. Dividends (if any) payable on the Class A Common Stock would be likewise credited as additional DSUs, and the number of DSUs in the accounts are subject to customary anti-dilution adjustments. A non-management director is not entitled to vote or transfer the Class A Common Stock represented by the DSUs in his account until those DSUs are paid out to him in shares. These shares will be paid out to the participating director or his designated beneficiaries (i) on the deferred payment date previously elected by him or (ii) if earlier, upon his death, long-term disability or cessation of service as a director.

Restricted Stock Grants

Upon the completion of an annual meeting, each non-management director receives an annual grant of restricted stock with a value equal to approximately $40,000. For the first year of a director’s three year term, the annual award will vest in three equal installments on the dates of each of the next three annual meetings. For the second year of the director’s term, one-half of the annual restricted stock grant will vest on the date of each of the next two annual meetings. For the final year of the term, the entire amount of the annual restricted stock grant will vest on the date of the following year’s annual meetings. In 2005, these grants were made to non-management directors, with the exception of Mr. Hurley, on May 18, 2005, the date of the 2005 annual meeting. On July 15, 2005, the date Mr. Hurley joined the Board, he received a grant of 1,622 shares of restricted stock, the same number of shares granted to our other non-management directors on May 18, 2005. For 2006 and subsequent years, grants of restricted stock will be made on the date of the annual meeting or the date on which a director joins the Board.

Total Compensation

The following table outlines total cash compensation and shares received by each non-management director as a result of (i) deferral of cash compensation earned for Board and Committee service in 2005 and (ii) restricted stock grants in 2005. All share amounts presented below have been updated to reflect our March 2006 Stock Split.

		As of Grant Dates			Total Number of Shares (2) Granted	As of 12/31/2005
Name	Total Cash Compensation Earned (1)	Value of Cash Compensation Deferred as DSUs	Value of Restricted Stock Grants	Total Value of DSUs and Restricted Stock Grants		Value of Cash Compensation Deferred as DSUs	Value of Restricted Stock Grants	Total Value of DSUs and Restricted Stock Grants
Robert W. Anestis (3)	$18,416	$23,021		$23,021	1,272	$31,845		$31,845
Louis S. Fuller	29,200	27,750	$40,388	68,138	3,750	32,965	$60,906	93,871
T. Michael Long (4)	11,067	13,833		13,833	768	19,223		19,223
Robert M. Melzer	48,200	60,250	40,388	100,638	5,438	75,215	60,906	136,121
Philip J. Ringo	80,000	100,000	40,388	140,388	7,406	124,474	60,906	185,380
Peter O. Scannell	44,517	55,646	40,388	96,034	5,188	68,958	60,906	129,864
Mark A. Scudder	43,278	54,097	40,388	94,485	5,117	67,181	60,906	128,087
M. Douglas Young	75,122	93,903	40,388	134,291	7,115	117,190	60,906	178,096
David C. Hurley (5)	16,000	20,000	46,568	66,568	3,309	21,926	60,906	82,832

Total	$365,800	$448,500	$288,896	$737,396	39,363	$558,977	$426,342	$985,319

(1)	Includes $291,800 of cash compensation earned for service on our Board and $74,000 for service on the ARG board.
(2)	Includes grants of restricted stock and DSUs.
(3)	Mr. Anestis served as a director until June 3, 2005.
(4)	Mr. Long served as a director until May 18, 2005.
(5)	Mr. Hurley began serving as a director on July 15, 2005.

Ownership Guidelines

Our Board believes that ownership of our Company’s stock by our directors aligns their interests with the interests of our stockholders. Therefore, our Board has adopted stock ownership guidelines which require our directors to acquire and hold approximately 5,000 shares, either directly or indirectly, within five years of being first elected to our Board.

Directors’ Matching Gift Plan

Our Directors’ Matching Gift Plan is designed to provide an additional incentive for our directors to contribute to educational, cultural, environmental and charitable organizations of their choice. We will match gifts in amounts from $50 to $5,000 per donor per year. The recipient organizations must be tax-exempt 501(c)(3) organizations. In addition, arts or cultural organizations must be open to and operated for the benefit of the public, environmental conservation organizations must be affiliated with national, regional or state-level organizations, must provide public benefits beyond individual communities and must engage in conservation efforts related to land, air and water use, and for contributions to any type of organization, the organization must not have any religious affiliation. In 2005, we contributed $14,610 pursuant to this plan. All charitable deductions we made pursuant to this plan accrue solely to our Company, and our individual directors do not derive any personal financial benefit from the plan’s implementation.

EXECUTIVE OFFICERS

Current Makeup and Changes from Last Year

Mortimer B. Fuller III, age 63, has been our Chairman of the Board and Chief Executive Officer since 1977. See “ELECTION OF DIRECTORS” and “RELATED PARTY TRANSACTIONS AND OTHER INFORMATION” above for further information about Mr. Fuller.

Charles N. Marshall, age 64, has been our Vice Chairman since May 2005. Prior to May 2005, he was our President and Chief Operating Officer since October 1997. Mr. Marshall has 43 years of railroad industry experience with Consolidated Rail Corporation (Conrail), Southern Railway and the Chessie System Railroad (now part of CSX Transportation, Inc.). He was Senior Vice President-Development when he left Conrail in 1995 and also served as Senior Vice President-Marketing & Sales and in positions in legal, public and government affairs. Immediately prior to joining us in 1997, Mr. Marshall worked as a consultant to short line and regional railroads, including our railroads, specializing in developing acquisition opportunities within and outside the United States. Mr. Marshall served as one of our directors from July to October 1997, when he resigned in accordance with our policy that all directors other than the Chairman and Chief Executive Officer be non-management.

John C. Hellmann, age 35, has been our President since May 2005. Previously, he was our Chief Financial Officer since January 2000. Prior to joining the Company, Mr. Hellmann was an investment banker at Lehman Brothers Inc. in the Emerging Communications Group and at Schroder & Co. Inc. in the Transportation Group. Mr. Hellmann has also worked for Weyerhaeuser Company in Japan and China. Mr. Hellmann received an A.B. from Princeton University, an M.B.A. from The Wharton School, and an M.A. from The Johns Hopkins University School of Advanced International Studies. Mr. Hellmann is a director of Heating Oil Partners Income Fund, as is Mr. Young.

Timothy J. Gallagher, age 43, has been Chief Financial Officer since May 2005. Prior to joining the Company, Mr. Gallagher was Senior Vice President and Treasurer of Level 3 Communications. Prior to that, Mr. Gallagher held a number of senior financial positions during nearly five years at WilTel Communications and eight years at BP Amoco Corporation. Mr. Gallagher has a B.S.E. from Princeton University, an M.B.A. from the Wharton School of the University of Pennsylvania and an M.S. in Financial Mathematics from the University of Chicago.

James W. Benz, age 57, has been our Chief Operating Officer since May 2005. Previously, he had been President of Rail Link region for the past eight years. He founded Rail Link in 1987, which was subsequently acquired by us in 1996, and he has built the business into one of our largest operating units. His 34 years of railroad industry experience have included positions with the Seaboard Coast Line and CSX Transportation. Mr. Benz has a B.S. in Business Administration from the University of Tennessee.

Adam B. Frankel, age 38, has been our Senior Vice President, General Counsel and Corporate Secretary since May 2003. Previously, he was with Ford Motor Company where he served since 1999 as a corporate and transactions attorney in the Office of General Counsel and as a Business Manager for Mergers and Acquisitions in Diversified Consumer Services. Between 1995 and 1999, he was an associate with Simpson Thacher & Bartlett LLP in London and New York. Mr. Frankel received a B.A. in Economics from Brown University and his J.D. from Stanford University School of Law.

Christopher F. Liucci, age 37, joined the Company as Chief Accounting Officer and Global Controller in March 2006. Prior to joining the Company, Mr. Liucci was previously with Genencor International, Inc. as Director of Global Financial Planning and Reporting since 1998 and Controller of Financial Reporting/Internal Controls from 1997 to 1998. Prior to that, Mr. Liucci was an Audit Manager with Coopers & Lybrand L.L.P. (a predecessor to PwC), where he was an independent auditor for six years. Mr. Liucci is a certified public accountant and has a B.S. in accounting from the State University of New York at Geneseo and an M.B.A. from The Simon School of the University of Rochester.

The foregoing executive officers serve at the discretion of our Board without specified terms of office.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and Executive Officers, and any persons who beneficially own more than 10% of the Company’s stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company’s administrative staff assists the Company’s officers and directors in preparing and filing such reports with the SEC.

To the Company’s knowledge, based solely on the review of the reports filed by the Company on behalf of these individuals, the copies of such reports furnished to the Company, and written representations that no other reports were required, during 2005, all such Section 16(a) filing requirements were met except that (i) Charles N. Marshall inadvertently filed a late Form 4 regarding a non-market, option exercise and hold transaction made on February 28, 2005, (ii) James W. Benz’s initial Form 3 filing on May 12, 2005 inadvertently omitted certain derivative securities owned by his spouse and (iii) an additional grant to James W. Benz’s spouse on May 18, 2005 was reported late on a Form 4.

EXECUTIVE COMPENSATION

The following table and footnotes set forth information on the compensation that we paid for 2005, 2004 and 2003 to those persons who were, at December 31, 2005, our Named Executives.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
							Awards		Payouts
Name and Principal Position	Year	Salary($) (1)		Bonus($) (2)	Other Annual Compensation ($) (3)		Restricted Share Awards ($) (4)	Securities Underlying Options(#) (5)	LTIP Payouts ($)	All Other Compensation($) (6)
Mortimer B. Fuller III Chairman and Chief Executive Officer	2005 2004 2003	622,000 601,000 576,500		489,000 229,022 192,587	75,597 — —	(8)	215,916 179,961 —	97,798 84,375 112,500	— — —	356,438 886,312 2,955

Charles N. Marshall Vice Chairman	2005 2004 2003	346,000 333,631 323,772		191,000 92,932 80,769	— — —		42,264 83,986 —	20,957 39,375 33,750	— — —	175,607 395,503 2,955

John C. Hellmann President	2005 2004 2003	346,000 334,001 280,000		191,000 90,912 66,812	— — —		144,354 119,969 —	65,385 56,250 67,500	— — —	32,380 59,171 2,955

Adam B. Frankel Senior Vice President, General Counsel and Corporate Secretary	2005 2004 2003	250,000 212,000 116,154	(7)	104,000 58,643 54,932	— — 88,389	(9)	87,598 71,981 —	39,678 33,750 33,750	— — —	8,400 1,590 —

James W. Benz Chief Operating Officer	2005 2004 2003	220,000 164,000 158,000		175,000 106,703 116,683	— — —		77,123 35,999 —	34,928 16,875 18,000	— — —	28,323 21,299 19,963

(1)	The amounts shown include cash compensation paid during the year indicated as well as cash compensation deferred at the election of the Named Executive. See the discussion of our Deferred Compensation Plan below.
(2)	The bonuses shown were awarded and paid in the succeeding year for services rendered during the year indicated.
(3)	Except for those described in footnotes (8) and (9) to the table, the values of perquisites and other personal benefits are not shown on the table because the aggregate amount of such compensation (if any) for each year shown did not exceed the lesser of $50,000 or 10% of the Named Executive’s annual salary and bonus for that year.
(4)	The dollar values of the Restricted Share awards for 2005 shown above are based on the closing price of our Class A Common Stock on the date of grant.

The aggregate number of Restricted Shares held by each Named Executive Officer at December 31, 2005 and the value of such Restricted Shares at December 31, 2005 (based on a split-adjusted closing stock price of $25.03 on December 30, 2005) is shown in the table below. Restricted Shares vest over a three-year period, with one-third becoming exercisable on each anniversary of the grant date, subject to acceleration upon a change in control.

					At December 31, 2005
Name	Grant Date	Restricted Shares Granted (1)	Grant Price	Grant Date Value	Restricted Shares	Value
		(#)	($)		(#)
Mortimer B. Fuller	May 11, 2004	11,588	15.53	$179,961	7,726	$193,382
	May 18, 2005	13,007	16.60	$215,916	13,007	325,565

				Total	20,733	$518,947

Charles N. Marshall	May 11, 2004	5,408	15.53	$83,986	3,605	$90,233
	May 18, 2005	2,787	16.60	$46,264	2,787	69,759

				Total	6,392	$159,992

John C. Hellmann	May 11, 2004	7,725	15.53	$119,969	5,149	$128,879
	May 18, 2005	8,696	16.60	$144,354	8,696	217,660

				Total	13,845	$346,540

Adam B. Frankel	May 11, 2004	4,635	15.53	$71,981	3,090	$77,343
	May 18, 2005	5,277	16.60	$87,598	5,277	132,083

				Total	8,367	$209,426

James W. Benz	May 11, 2004	2,318	15.53	$35,999	1,545	$38,671
	May 18, 2005	4,646	16.60	$77,123	4,646	116,289

				Total	6,191	$154,960

See “REPORT OF THE COMPENSATION COMMITTEE Executive Compensation Program— Long-Term Incentive Compensation—Equity Awards Under the Omnibus Plan—Restricted Shares” below for a more detailed discussion of certain terms of our Restricted Share awards.

(5)	The numbers of options awarded as shown on the table have been adjusted to reflect: (i) a three-for-two stock split, effected in the form of a 50% common stock dividend, paid on March 15, 2004 to stockholders of record as of February 27, 2004, (ii) a three-for-two stock split, effected in the form of a 50% common stock dividend, paid on March 14, 2005 to stockholders of record as of February 28, 2005, and (iii) our March 2006 Stock Split.
(6)	Messrs. Fuller, Hellmann and Marshall’s other compensation in 2005 included the amount of compensation they directly received to make payments on a modified split-dollar life insurance policy. The amounts included additional compensation equal to the sum of the amount of premiums on the policy and a tax gross up payment to fund the tax on the premium amount and the tax gross up amount. See “REPORT OF THE COMPENSATION COMMITTEE—Other Compensation—Modified Split-Dollar Life Insurance” below for a more detailed discussion of the split-dollar arrangements. Of the total payments received by Mr. Fuller in 2005, $210,430 went toward the payment of the insurance premium and the remaining $137,608 went toward tax gross up payments. For Mr. Marshall, $100,324 went toward the payment of the insurance premium and the remaining $66,883 went toward tax gross up payments. For Mr. Hellmann, $14,388 went toward the payment of the insurance premium and the remaining $9,592 went toward tax gross up payments. We will not be entitled to receive reimbursement of the 2005 amounts that Messrs. Fuller, Hellmann and Marshall used to pay insurance premiums on the modified split-dollar life insurance policy. Prior to his promotion to Chief Operating Officer and becoming an Executive Officer, Mr. Benz participated in a grandfathered split-dollar life insurance policy, which the Company funded. For Mr. Benz in 2005, $19,923 went toward the payment of the insurance premium on the split-dollar life insurance policy.

The remaining amounts included in 2005 for Messrs. Fuller, Hellmann and Marshall ($8,400 for each of them) and all of the amounts included for the remaining Named Executives ($8,400 for Mr. Frankel and $8,400 for Mr. Benz) reflect our contributions to our 401(k) Plan on their behalf.

(7)	Mr. Frankel joined us in May of 2003 and this amount reflects his salary for the portion of the year that he was with us.
(8)	Amounts shown include approximately $18,900, which represents Mr. Fuller’s use of a Company-provided leased vehicle. We have estimated Mr. Fuller’s personal use of such vehicle at 36.4% of total usage. However, the amount reported reflects 100% of the total cost of the vehicle to us.
(9)	Amounts shown primarily reflect allowances, expense reimbursement and similar payments made to or on behalf of Mr. Frankel in connection with his relocation to Connecticut to join our Company.

Deferred Compensation Plan

Starting in 2004, we began offering a Deferred Compensation Plan or DCP that allows senior employees, including the Named Executives, to defer receipt of their salary and/or annual incentive payments into accounts that mirror the gains and/or losses of several different investment funds we have selected. The investment funds offered are similar but not identical to those offered under our 401(k) Plan. The DCP does not offer above market fixed interest rate returns or permit participants to defer their cash compensation into our Company’s stock. Participants may defer up to 50% of base salary and 100% of annual cash incentive awards until the date(s) they have specified. Our Company is not required to make any contributions to the DCP, and the participants have an unsecured contractual commitment by our Company to pay the amounts due under the DCP. When such payments are due, the cash will be distributed from our Company’s general assets. Our Company is in the process of evaluating the steps required to make the DCP comply with the requirements of the 2004 American Jobs Creation Act, and our Company will make the DCP compliant with these requirements within the documentation deadline of December 31, 2006 or terminate the DCP.

Stock Options

Shown below is further information on grants of stock options to the Named Executives during 2005, each of which is exercisable for Class A Common Stock. All such options were granted under the Omnibus Plan.

Option Grants in 2005

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted To Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)
Mortimer B. Fuller III	97,798	16.75	16.60	05/17/2010	$516,902
Charles N. Marshall	20,957	3.59	16.60	05/17/2010	$110,766
John C. Hellmann	65,385	11.20	16.60	05/17/2010	$345,586
Adam B. Frankel	39,678	6.80	16.60	05/17/2010	$209,714
James W. Benz	34,928	5.98	16.60	05/17/2010	$184,608

The hypothetical grant date present values are presented pursuant to the rules of the SEC and are calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in estimating an option’s present value. Factors used to value the options shown on the table include the expected volatility in the price of the shares underlying the option (41.0%), the risk-free interest rate (3.67%), the expected dividend yield (0%) and the expected life (three years). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Class A Common Stock over the option exercise price per share at the time the option is exercised. The hypothetical grant date present values of the options reflected on the table may not be realized. See “REPORT OF THE COMPENSATION COMMITTEE—Executive Compensation Program—Long-Term Incentive Compensation—Equity Awards Under the Omnibus Plan— Stock Options” below for a more detailed discussion of certain terms of our stock option awards.

At no time during the last year did we adjust or amend the exercise price of options previously granted to Named Executives. The following table includes information with respect to option exercises by the Named Executives during 2005 and all unexercised options to purchase Class A Common Stock held by the Named Executives at December 31, 2005. All share amounts set forth below have been updated to reflect our March 2006 Stock Split.

Aggregated Option Exercises in 2005 and

Fiscal Year End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held at Fiscal Year-End (#)		Value of All Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mortimer B.Fuller III	48,467	561,313	174,622	239,224	2,630,123	1,803,874
Charles N. Marshall	46,805	547,123	80,233	75,334	1,237,448	676,017
John C. Hellmann	—	—	157,971	150,700	2,627,279	1,631,267
Adam B. Frankel	—	—	28,126	79,053	375,272	815,629
James W. Benz	—	—	32,874	59,679	494,924	605,927

(1)	Expressed as the excess of the market value of a share of Class A Common Stock (based on a split-adjusted closing stock price of $25.03 on December 31, 2005) over the exercise price of each option.

Rail Link, Inc. Retirement Plan

Mr. James Benz is a participant in the Rail Link, Inc. Retirement Plan, which was frozen January 31, 2002. Based upon his average compensation and years of service accrued prior to the plan being frozen, the annual amount payable upon retirement to Mr. Benz after attaining the normal retirement age of 62 under the plan is $28,145.

Severance Agreements

The Severance Agreements with each of our Named Executives provide that upon termination of their employment within three years after a “Change in Control” (as defined in the Severance Agreements), unless we initiated such termination due to their illness, injury or incapacity for a period of six consecutive months or for “Cause” (as defined in the Severance Agreements), the Named Executive will receive a cash amount equal to approximately three times the average annual compensation we paid him during the immediately preceding five years. The Severance Agreements provide for reduction of the amounts paid pursuant thereto to the extent that such amounts would otherwise be non-deductible to the Company under Section 280G of the Internal Revenue Code. Mr. Frankel’s Severance Agreement also provides that upon termination of his employment within three years after our Company is no longer required to publicly file periodic reports under the Exchange Act, he will be entitled to one-third of the amount that he would have otherwise been entitled to upon a Change in Control, subject to the same limitations and exclusions. The Severance Agreements do not require us to pay the Named Executives a set salary or pay a salary for a set period of time during such person’s term of employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes set forth as of April 1, 2006 (except to the extent indicated in the footnotes to the table below) certain information concerning beneficial ownership of our stock held by (i) each stockholder known by us to own beneficially more than 5% of any class of stock, (ii) each of our directors, (iii) each Named Executive (see “EXECUTIVE COMPENSATION”), and (iv) all of our directors and executive officers as a group. We have calculated beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder, and the designated address of each individual listed in the table is as follows: Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830. We have omitted percentages of less than 1.0% from the table. Unless otherwise indicated, all options to purchase shares of Class A common Stock, Restricted Shares and DSUs were issued pursuant to the Omnibus Plan. In addition, all share amounts set forth below have been updated to reflect our March 2006 Stock Split.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned
Name and Address of Beneficial Owner	No. of Shares	Percent of Class	No. of Shares	Percent of Class	Percent of Vote (1)
Directors
Mortimer B. Fuller III (2)	363,469	1.0%	3,027,668	76.2%	39.7%
Louis S. Fuller (3)	384,671	1.0%	674,042	17.0%	9.2%
Robert M. Melzer (4)	86,140	—	—	—	—
Philip J. Ringo (5)	95,858	—	—	—	—
Peter O. Scannell (6)	28,395	—	—	—	—
Mark A. Scudder (7)	17,033	—	—	—	—
M. Douglas Young (8)	59,043	—	—	—	—
David C. Hurley (9)	3,650	—	—	—	—

Other Named Executives
John C. Hellmann (10)	225,307	—	1,872	—	—
Charles N. Marshall (11)	708,429	1.9%	—	—	—
Adam B. Frankel (12)	64,502	—	—	—	—
James W. Benz (13)	112,983	—	—	—	—

Other
Wellington Management Company, LLP (14) 75 State Street Boston, Massachusetts 02109	2,225,560	5.9%	—	—	2.9%
T. Rowe Price Associates, Inc. (15) 100 E. Pratt Street Baltimore, Maryland 21202	2,762,568	7.4%	—	—	3.6%
Palisade Capital Management, LLC (16) One Bridge Plaza, Suite 695 Fort Lee, New Jersey 07024	1,897,500	5.1%	—	—	2.5%
Lord, Abbett & Co. LLC (17) 90 Hudson Street Jersey City, New Jersey 07302	2,038,301	5.4%	—	—	2.6%
Baron Capital Group, Inc. (18) 767 Fifth Avenue New York, New York 10153	2,410,859	6.4%	—	—	3.1%
All Directors and Executive Officers as a Group (14 persons) (19)	2,165,304	5.8%	3,703,582	93.2%	50.8%

(1)	Reflects the voting power of the outstanding share holdings shown on the table as a result of the fact that Class A Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share.
(2)	The amounts shown include: (i) 109,976 shares of Class A Common Stock owned by Mr. Fuller individually; (ii) 8,198 shares of Class A Common Stock represented by restricted stock units; (iii) 3,027,668 shares of Class B Common Stock owned by Mr. Fuller individually; (iv) 9,590 shares of Class A Common Stock held by Mr. Fuller’s wife, as to which shares Mr. Fuller disclaims beneficial ownership; and (v) 235,705 shares of Class A Common Stock that may be purchased pursuant to exercisable options.

The number of shares in the table includes shares which are subject to three separate Variable Prepaid Forward transactions with Credit Suisse First Boston Capital LLC. On March 8, 2004, Mr. Fuller entered into the first transaction relating to 337,500 shares of Class B Common Stock, which contract expires on March 8, 2007, and for which Mr. Fuller received net proceeds of $4,707,937. Under the terms of the contract, Mr. Fuller has agreed to deliver shares of Class B Common Stock (which are immediately convertible into shares of Class A Common Stock on a one-for-one basis) or shares of Class A Common Stock on the expiration date of the contract (or on an earlier date if the contract is terminated early) as follows: (i) if the final price is less than or equal to the Floor Price ($15.94 per share), 337,500 shares; (ii) if the final price is less than or equal to the Cap Price ($19.9278 per share), but greater than the Floor Price, then a number of shares equal to 337,500 times the Floor Price divided by the final price; (iii) if the final price is greater than the Cap Price, then a number of shares equal to 337,500 shares multiplied by a fraction, the numerator of which is the sum of the Floor Price and the difference between the final price and the Cap Price, and the denominator of which is the final price. In connection with the contract, Mr. Fuller has pledged 337,500 shares of Class B Common Stock to secure his obligation under the contract. Under the contract, in lieu of delivery of shares, Mr. Fuller may, at his option, settle the contract by delivery of cash. On December 1, 2004, Mr. Fuller entered into a second transaction relating to an additional 337,500 shares of Class B Common Stock, which contract expires on December 3, 2007, and for which Mr. Fuller received net proceeds of $5,355,405. The December 2004 contract contains a delivery obligation identical to that of the March 2004 contract, but with a Floor Price of $18.187 per share and a Cap Price of $22.73 per share. All share information associated with the March 2004 and the December 2004 contracts has been updated for the March 2006 Stock Split. In addition, on March 15, 2006, Mr. Fuller entered into a third transaction relating to an additional 480,000 shares of Class B Common Stock, which contract expires on December 24, 2008, and for which Mr. Fuller received net proceeds of $12,511,968. The March 2006 contract contains a delivery obligation identical to that of the prior contracts, but with a floor price of $30.10 per share and a Cap Price of $37.625.
(3)	The amounts shown include: (i) 74,981 shares of Class A Common Stock and 674,042 shares of Class B Common Stock owned by Mr. Louis Fuller individually; (ii) 2,121 shares of Class A Common Stock owned jointly by Mr. Louis Fuller and his wife; (iii) 303,750 shares of Class A Common Stock owned by Mr. Louis Fuller’s wife, as to which shares he disclaims beneficial ownership; (iv) 1,601 shares of Class A Common Stock that may be received for DSUs; and (v) 2,218 shares of Class A Common Stock represented by restricted stock.
(4)	The amount shown includes: (i) 18,188 shares of Class A Common Stock owned by Mr. Melzer individually; (ii) 11,250 shares of Class A Common Stock held by a self-directed IRA; (iii) 25,314 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (iv) 30,577 shares of Class A Common Stock that may be received for DSUs; and (v) 811 shares of Class A Common Stock represented by restricted stock.
(5)	The amount shown includes: (i) 26,501 shares of Class A Common Stock owned by Mr. Ringo individually; (ii) 18,731 shares of Class A Common Stock owned by Mr. Ringo’s wife, as to which shares he disclaims beneficial ownership; (iii) 5,063 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (iv) 43,346 shares of Class A Common Stock that may be received for DSUs; and (v) 2,217 shares of Class A Common Stock represented by restricted stock.
(6)	The amount shown includes: (i) 1,500 shares of Class A Common Stock owned by Mr. Scannell individually; (i) 4,500 shares of Class A Common Stock held jointly by Mr. Scannell and his wife; (ii) 10,125 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (iii) 8,337 shares of Class A Common Stock that may be received for DSUs; and (iv) 3,933 shares of Class A Common Stock represented by restricted stock.
(7)	The amount shown includes: (i) 4,343 shares of Class A Common Stock owned by Mr. Scudder individually; (ii) 6,750 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (iii) 3,723 shares of Class A Common Stock that may be received for DSUs; and (iv) 2,217 shares of Class A Common Stock represented by restricted stock.
(8)	The amount shown includes: (i) restricted stock units under the Omnibus Plan representing 1,500 shares of Class A Common Stock owned by Mr. Young individually; (ii) 55,110 shares of Class A Common Stock that may be received for DSUs; and (iii) 2,433 shares of Class A Common Stock represented by restricted stock.
(9)	The amount shown includes (i) 1,217 shares of Class A Common Stock that may be received for DSUs; and (ii) 2,433 shares of Class A Common Stock represented by restricted stock.

(10)	The amount shown includes: (i) 70,535 shares of Class A Common Stock and 1,872 shares of Class B Common Stock owned by Mr. Hellmann individually; (ii) 5,475 shares of Class A Common Stock represented by restricted stock; and (iii) 149,297 shares of Class A Common Stock that may be purchased pursuant to exercisable options.
(11)	The amount shown includes: (i) 610,584 shares of Class A Common Stock owned by Mr. Marshall individually; (ii) 2,732 shares of Class A Common Stock represented by restricted stock; and (iii) 95,113 shares of Class A Common Stock that may be purchased pursuant to exercisable options.
(12)	The amount shown includes: (i) 3,138 shares of Class A Common Stock owned by Mr. Frankel individually; (ii) 3,304 shares of Class A Common Stock represented by restricted stock; and (iii) 58,060 shares of Class A Common Stock that may be purchased pursuant to exercisable options.
(13)	The amount shown includes: (i) 53,429 shares of Class A Common Stock owned by Mr. Benz jointly with his wife; (ii) 2,322 shares of Class A Common Stock represented by restricted stock; (iii) 49,894 shares of Class A Common Stock that may be purchased pursuant to exercisable options owned by Mr. Benz individually; and (iv) 7,338 shares of Class A Common Stock that may be purchased pursuant to exercisable options owned by Mr. Benz’s wife.
(14)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Wellington Management Company, LLP (“WMC”) on February 14, 2006, updated for the March 2006 Stock Split. The shares are owned of record by clients of WMC. WMC, in its capacity as investment adviser, may be deemed to beneficially own all of such shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the class. WMC has shared power to vote 1,787,411 of such shares and has shared power to dispose of 2,194,211 of such shares.
(15)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 14, 2006, updated for the March 2006 Stock Split. Because Price Associates does not serve as custodian of the assets of any of its clients, only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, the shares. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, the shares, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than five percent of the class is owned by any one client subject to the investment advice of Price Associates. Price Associates has sole voting power to vote 710,250 of such shares and has sole power to dispose of all of such shares.
(16)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Palisade Capital Management, LLC (“Palisade”) on February 13, 2006, updated for the March 2006 Stock Split. Palisade’s beneficial ownership of the shares is held on behalf of Palisade’s clients in accounts over which Palisade has complete investment discretion. No other person has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. No client account contains more than five percent of the class. Palisade has sole voting power to vote 1,627,500 of such shares and has sole power to dispose of all of such shares.
(17)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Lord, Abbett & Co. LLC (“Lord Abbett”) on February 14, 2006, updated for the March 2006 Stock Split. Lord Abbett has sole voting and sole dispositive power with respect to all of such shares.
(18)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Baron Capital Group, Inc. (“BCG”) on February 13, 2006, updated for the March 2006 Stock Split. BCG has shared voting power with respect to 2,268,359 shares and shared dispositive power with respect to 2,410,859 shares. According to their joint Schedule 13G, BAMCO, Inc. has shared voting power with respect to 2,076,900 shares and shared dispositive power with respect to 2,196,900 shares; Baron Capital Management, Inc. has shared voting power with respect to 191,459 shares and share dispositive power with respect to 213,959 shares; Baron Growth Fund has shared voting and shared dispositive power with respect to 1,863,750 shares; and Ronald Baron has shared voting power with respect to 2,268,359 shares and shared dispositive power with respect to 2,410,859 shares. The advisory clients of BAMCO, Inc. and Baron Capital Management, Inc. have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares in their accounts. No such person is known to have an interest relating to more than five percent of the class.
(19)	See footnotes 2 through 13 to this table. The amounts shown include: (i) 649,292 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (ii) 31,954 shares of Class A Common Stock represented by restricted stock; (iii) 8,198 shares of Class A Common Stock represented by restricted stock units; and (iv) 143,910 shares of Class A Common Stock that may be received for DSUs.

REPORT OF THE COMPENSATION COMMITTEE*

Executive Compensation Philosophy

The goals of our executive compensation program are to align compensation with business objectives and performance, to enable us to attract, retain and reward executives who contribute to our long-term success and to increase stockholder value. The program reflects the following principles:

•	Compensation should be related to performance. Executives are rewarded based upon Company-wide performance, regional performance (in the case of executives who are regional managers) and individual performance. When the Company performs well, based on financial and non-financial measures, executives will receive greater incentive compensation. When the business does not meet objectives or is facing financial challenges, incentive awards will be reduced. Finally, executives with sustained high performance should be rewarded more than those in similar positions with lesser performance.

•	Employees should think like stockholders. We believe that employees should act in the interests of stockholders, and we use our annual and long-term incentive compensation plans as tools to align our employees’ interests with stockholders’ interests. Our executives’ annual incentive compensation is based on metrics that we believe directly enhance stockholder value. Equity awards under the Omnibus Plan, coupled with the Compensation Committee’s adoption of executive share ownership guidelines, are also designed to align executives’ interests with stockholders’ interests. In addition, our Stock Purchase Plan enables employees to purchase Class A Common Stock at a discount through payroll deductions.

•	Incentive compensation should be a greater part of total compensation for more senior positions. The proportion of an individual’s total compensation that varies based on individual and Company performance objectives should increase as the individual’s business responsibilities increase.

Executive Compensation Program

Overview of Program and Process

Our executive compensation program currently consists of annual salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of equity awards. The Compensation Committee periodically reviews the effectiveness and competitiveness of the Company’s executive compensation programs with the assistance of independent consultants. Consultants are engaged by, and report directly to, the Compensation Committee. As part of its 2005 review, the Compensation Committee compared the Company’s senior management compensation levels with those at companies that are included in the S&P 1500 Railroad Index used in the performance graph and table on page 35. The Company also competes for executive talent outside the railroad industry, and as a result, in 2005, based on advice from the Compensation Committee’s independent consultant, the Compensation Committee considered compensation information from similarly sized, high-growth, asset-intensive, public companies in other industries. The Compensation Committee also considered the value of various elements of the annual compensation for each executive and all executives as a group. However, the Compensation Committee decided not to set targets for elements of compensation or total compensation based on a specific percentile of any other company or peer group.

*	The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Salaries

The Compensation Committee annually reviews and makes changes to salaries of senior corporate executives based on, among other things, recommendations of the Chief Executive Officer. Factors considered are an executive’s performance, changes in competitive compensation levels and changes in the executive’s responsibilities.

Annual Incentive Compensation—GVA Methodology Under the Omnibus Plan

For 2005, as was the case in the prior two years, the Compensation Committee approved annual financial and safety performance goals and bonus formulas which we refer to as the Company’s Genesee Value Added methodology, or GVA. The GVA financial performance goals for the Company as a whole and each of its regions are derived from return on invested capital measurements. The GVA safety performance goals for the Company and each of its regions are derived from ratios of the number of reportable injuries to man hours worked, as defined by the Federal Railroad Administration.

The following table illustrates the target amount of annual cash bonus payments for 2005 for senior executives of the Company, as well as the relative weights assigned to each performance measure for such individuals:

	Target Annual Cash Bonus Amount as a Percentage of Base Salary	Relative Weighting of Criteria in Determining Annual Cash Bonus Amount
Principal Position		Corporate Financial Performance		Corporate Safety Performance	Individual Performance	Regional Safety Performance	Regional Financial Performance
Chief Executive Officer	70%	85%		15%	—	—	—
President	50%	85%		15%	—	—	—
Vice Chairman	50%	80%		20%
Chief Financial Officer	50%	85%		15%	—	—	—
Chief Operating Officer	50%	80	%(1)	20%	—	—
Most Other Corporate Officers (2)	35%-50%	35%-85%		15%	0%-50%	—	—
Regional Managers	50%	20%		—	—	20%	60%

(1)	Of this amount, 60% was based on GVA financial performance of the Company’s U.S. and Canadian operations and 20% was based on GVA financial performance of the Company as a whole.
(2)	Certain other corporate officers with non-operational responsibilities also have individual performance goals, which are tied to the attainment of strategic or operational initiatives and vary depending on the positions held by such persons.

Annual financial performance based bonuses can vary from zero to 200% of the target bonus amounts. To the extent that the financial performance of the Company, or a region in the case of a senior regional manager, generates a bonus amount that would otherwise be greater than 200% of the target bonus amount or less than zero, the amount in excess of 200% of the target or less than zero, as applicable, is carried forward to the subsequent year’s bonus calculations. However, no employee has any right to the excess positive amounts if his or her employment ends prior to the end of the subsequent year, and no employee has any obligations related to negative amounts if his or her employment terminates. Safety performance based bonuses cannot exceed targeted bonus amounts, but can be reduced to zero based on safety performance.

Long-Term Incentive Compensation—Equity Awards Under the Omnibus Plan

Equity awards are granted at the discretion of the Compensation Committee, and equity awards for Executive Officers are based on its evaluation of such Executive Officer’s contribution and expected future contribution to our financial success.

Stock Options

The Compensation Committee views stock options as an important component of overall executive compensation because stock options emphasize the objective of increasing shareholder value. Until 2004, stock options were the exclusive form of both long-term incentive compensation and equity compensation. In 2004 and 2005, for each member of senior management, stock options constituted approximately 70% of the value of total long-term incentive compensation, with Restricted Shares constituting the remaining 30% of the value. Long-term incentive awards for employees other than members of senior management continued to consist exclusively of stock options.

Options have a five year term and vest over a three-year period, with 33% becoming exercisable on each anniversary of the grant date, subject to acceleration upon a change in control. All options are granted with an exercise price equal to the fair market value of the Company’s Class A Common Stock on the date of grant, and option re-pricing is expressly prohibited by the terms of the Omnibus Plan. The terms of option awards for senior executives include confidentiality and non-compete obligations. In 2005, the Compensation Committee granted options to purchase 583,698 shares of Class A Common Stock to 65 employees, which included options to purchase 258,746 shares to our Named Executives. Option values were calculated using the Black-Scholes Model in the consultation with the Compensation Committee’s independent consultant. These grants had a value (as of the grant date) of approximately $3,085,077, which included a value of approximately $1,367,576 for options granted to our Named Executives.

Restricted Shares

The Compensation Committee views Restricted Shares as providing compensation that promotes a long-term financial interest in the Company. In particular, the adoption of ownership guidelines for executives who were awarded Restricted Shares provides a share retention vehicle and promotes executive share ownership. Restricted Shares vest over a three-year period, with one-third becoming exercisable on each anniversary of the grant date, subject to acceleration upon a change in control. Restricted Share awards also include the same confidentiality and non-compete obligations as are included in the terms of the option awards. In 2005, the Compensation Committee granted 81,000 Restricted Shares to 14 employees, which included 34,412 Restricted Shares granted to our Named Executives, and these grants had a value (as of the grant date) of approximately $1,344,600 which included a value of approximately $571,239 for Restricted Shares granted to our Named Executives.

Other Compensation

401(k) Plan

Executives Officers and other employees are entitled to participate in our 401(k) Plan, which provides retirement benefits to employees and includes employer and employee contributions. For 2005, our 401(k) Plan provides that the Company will match 100% of employee contributions, up to the lesser of 4% of the employee’s salary or $8,400.

Stock Purchase Plan

Executive Officers (other than our Chief Executive Officer) and other employees are also entitled to participate in our Stock Purchase Plan which permits participants to purchase Class A Common Stock at approximately 90% of the lowest closing price of the stock during the prior month. The Stock Purchase Plan is intended to encourage ownership of our Class A Common Stock by our present and future employees at all levels of employment and thereby provide them the benefit of the incentive created by stock ownership. The Stock Purchase Plan is also intended to provide a more efficient mechanism for our employees to acquire stock ownership. The Compensation Committee administers the Stock Purchase Plan.

Modified Split-Dollar Life Insurance

As part of the Company’s effort to attract and retain senior executives, from 1994 until 2002, the Company offered senior corporate executives, including Mr. Fuller, Mr. Hellmann, Mr. Marshall, and certain regional managers, split-dollar life insurance arrangements. These arrangements were designed to provide post-employment retirement benefits based on the insurance policies’ cash value at retirement, along with a death benefit during the term of the executive’s employment. Under these arrangements, the policies were owned by the executives, the premiums were paid on their behalf by the Company, and the Company was entitled to a portion of the death benefit proceeds or cash value equal to the amount of premiums advanced. As a result, each year, these participants were deemed to have obtained interest-free loans from the Company equal to the premium payments, and these participants were required to report the value of the interest on the deemed loans that they otherwise would have been charged as compensation.

Section 402 of the Sarbanes-Oxley Act of 2002 prohibits companies from making loans to Executive Officers and has been interpreted by some to prohibit these types of split-dollar life insurance arrangements. As a result, in 2002 the Company suspended premium payments under the policies for Messrs. Fuller, Hellmann and Marshall, and the Compensation Committee, with advice from its independent consultant, evaluated alternative methods of providing these benefits. In light of the substantial amount of premiums already built-up in these polices, the expected future years of service for these Named Executives and other factors, during 2004, the Company began funding these policies again, which continued in 2005. However, because of the prohibitions on loans to Executive Officers, rather than pay the premiums on behalf of these executives, the policies were modified and the Company began paying these executives additional compensation equal to the sum of the amount of premiums on the policies, which for 2005 equaled $325,142, and a tax gross-up payment, which equaled $214,083, to fund the tax on the premium amount and the tax gross-up amount.

Under this new arrangement, the Company will not be entitled to reimbursement of amounts paid in 2005 and thereafter, but will retain the right to receive from the insurance company an amount equal to the amount of premiums paid on the split-dollar life insurance policies prior to 2004. The Company has no obligation to continue funding these policies, and we continue to evaluate these and other types of arrangements for all of our Named Executives.

Upon Mr. Benz’s promotion to Chief Operating Officer and thus becoming an Executive Officer in May 2005, we suspended contributions to his split-dollar policy because of the prohibitions on loans to Executive Officers. The Compensation Committee will make a determination of what replacement retirement plan to offer to Mr. Benz, if any, as part of its overall evaluation of the compensation paid to Executive Officers.

Chief Executive Officer Compensation

The prior discussion included under “—Executive Compensation Philosophy” and “—Executive Compensation Program” applies to the compensation of Mortimer B. Fuller III, our Chief Executive Officer. Although Mr. Fuller has a Severance Agreement with us, he has no agreement that requires that he be paid a set salary or bonus or paid a salary or bonus for a set period of time during his employment. The compensation paid to Mr. Fuller for his performance in 2005 was established applying the principles outlined above.

Base Salary. The Compensation Committee increased Mr. Fuller’s salary in 2005 by 3.50% to $622,000, and effective January 1, 2006, Mr. Fuller’s salary was increased by 3.54% to $644,000.

Annual Incentive Compensation. Mr. Fuller’s annual incentive compensation for his 2005 performance was a cash bonus payment of $489,000, which was paid in February of 2006. This amount was determined entirely in accordance with the GVA methodology and was based on the extent to which the Company met the objective performance criteria established for 2005.

Long-Term Incentive Compensation. On May 12, 2005, Mr. Fuller was awarded 97,798 stock options and 13,007 restricted stock units for an equal number of shares of Class A Common Stock based on Mr. Fuller’s individual performance and in recognition of the value of his continued leadership.

Other. In connection with his modified split-dollar insurance policy, Mr. Fuller was paid $210,430 to fund the payment of the insurance premium and Mr. Fuller was paid $137,608 to fund expected taxes attributable to income taxes payable on that premium and on the gross-up payment for 2005.

Executive Share Retention Guidelines

The Compensation Committee believes that senior management should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with the Company’s stockholders, in July of 2004 the Compensation Committee adopted share ownership guidelines for senior management. Under these guidelines, certain executives are expected to obtain and to maintain a significant ownership position, which is expressed as a number of shares. Prior to achieving the ownership guideline amount, these executives are expected to retain a portion, expressed as a percentage, of the net after-tax gain realized under equity based compensation awards granted after the adoption of the guidelines. The ownership guideline amount and portion of gain retained are as follows:

Principal Position	Ownership Guideline Amount (no. of shares)	Portion of Gain Retained (% of gain)
Chief Executive Officer	150,000	100%
Chief Financial Officer	65,000	100%
Chief Operating Officer	65,000	100%
Other Corporate Officers	20,000	50%
Senior Regional Managers	15,000	50%

The Compensation Committee periodically reviews share ownership levels of persons subject to these guidelines. All stock options, including vested options, are excluded in determining whether an executive has achieved the ownership levels set forth above.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows public companies from claiming a tax deduction for compensation in excess of $1 million paid to their chief executive officer or any of the four other most highly compensated executive officers. However, the statute exempts qualifying performance based compensation from the $1 million limitation if certain requirements are met. Additionally, cash compensation voluntarily deferred by the Executive Officers named in this proxy statement under the DCP is not subject to the Section 162(m) limitation until the year paid.

For 2005, none of our Executive Officers received non-deductible compensation with the exception of Mr. Fuller, who received compensation of approximately $23,685 of non-deductible compensation under section 162(m) of the Internal Revenue Code. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Compensation Committee in light of the Company’s overall compensation philosophy and objectives. The Compensation Committee believes that there are circumstances where the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy and objectives of the Company and/or may be in the best interests of the Company and its stockholders. The Compensation Committee’s ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m). Accordingly, the Compensation Committee continues to reserve the authority to award compensation that may not be fully deductible.

Compensation Committee

Peter O. Scannell, Chairman

Mark A. Scudder

David C. Hurley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Peter O. Scannell (Chairman), Mark A. Scudder and David C. Hurley. Our Chief Executive Officer consults with the Compensation Committee. He participates in discussions of the Compensation Committee and makes recommendations to it, but he does not vote or otherwise participate in the Compensation Committee’s ultimate determinations. Our Board believes that it is wise and prudent to have our Chief Executive Officer participate in these determinations, because his evaluations and recommendations with respect to the compensation and benefits paid to executives other than himself are extremely valuable to the Compensation Committee. However, our Chief Executive Officer neither participates in nor is otherwise involved in the deliberations of the Compensation Committee with respect to his own compensation and benefits.

None of our Executive Officers has served as a member of a compensation committee of a board of directors of any other entity which has an executive officer serving as a member of our Board, and there are no other matters regarding interlocks or insider participation that are required to be disclosed.

STOCK PRICE PERFORMANCE GRAPH*

Our Class A Common Stock is traded on the New York Stock Exchange under the symbol “GWR.” Set forth below is a line graph and table comparing the cumulative total stockholder return on the Class A Common Stock during the five-year period ended December 31, 2005, based on the market price thereof, with the cumulative total return of the (i) the Russell 2000 Index and (ii) the S&P 1500 Railroad Index.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

	December 31,
	2000	2001	2002	2003	2004	2005
Genesee & Wyoming Inc. Class A	100.00	178.74	167.10	258.78	346.58	462.66
Russell 2000 Index	100.00	101.03	79.23	115.18	134.75	139.23
S&P 1500 Railroad Index	100.00	114.90	111.95	136.40	170.85	226.37

We can offer no assurance that our stock performance will continue in the future with the same or similar trends depicted in the graph or table above.

*	The information in this graph and table is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

REPORT OF THE AUDIT COMMITTEE*

The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter which can be found on our website, www.gwrr.com, under the Governance link. The Audit Committee has:

•	selected the independent registered public accounting firm to audit our books and records;

•	reviewed and discussed our audited financial statements for 2005 with management and with PwC, our independent registered public accounting firm, and has held, as appropriate, executive sessions with PwC and those responsible for our internal audit function, in each case without the presence of management;

•	discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards)(as modified by SAS 90), including the quality of the Company’s accounting principles, the reasonableness of management’s significant judgments and the clarity of disclosures in the financial statements; and

•	received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) and has discussed with PwC its independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of:

•	the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports; and

•	the independent registered public accounting firm, which is engaged to audit and report on the consolidated financial statements of the Company and subsidiaries, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Form 10-K for 2005 for filing with the SEC.

Audit Committee:

Robert M. Melzer, Chairman

Philip J. Ringo

Peter O. Scannell

*	The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

PwC served as our independent registered public accounting firm for 2005. In addition to the audit of the 2005 financial statements, the Audit Committee engaged PwC to perform certain services for which it was paid fees.

PwC also served as our independent registered public accounting firm for 2002, 2003 and 2004. Our Audit Committee has selected PwC as our independent registered public accounting firm for 2006. This selection will be presented to our stockholders for their ratification at the annual meeting. Our Board recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

We are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of PwC is planning to be present at the annual meeting and will be available to respond to appropriate questions. In addition, the representatives will have an opportunity to make a statement if they so desire.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by PwC for the years ended December 31, 2004 and 2005 were:

	2004	2005
Audit	$1,261,800	$1,043,400
Audit Related	168,300	299,100
Tax	25,800	13,600
All Other	—	—

Total	$1,455,900	$1,356,100

Audit fees for the years ended December 31, 2004 and 2005 were for professional services rendered for the audits of the consolidated financial statements of the Company, including the audit of internal control over financial reporting, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

Audit Related fees for the years ended December 31, 2004 and 2005 were for assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2004 and 2005 were for services related to tax compliance, tax planning and tax advice.

Our Audit Committee has not adopted pre-approval policies and procedures for audit and permitted non-audit services. The engagement of PwC for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that PwC provides or where there is another compelling rationale for using PwC. All audit, audit-related and permitted non-audit services for which PwC was engaged were pre-approved by the Audit Committee in compliance with applicable SEC requirements.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our 2007 annual meeting, that proposal must be received by our Corporate Secretary no later than December 9, 2006. If that proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the proxy card issued for that annual meeting. Stockholders may wish to submit proposals at the 2007 annual meeting rather than include such proposals in our proxy materials, but in order for such proposals to be deemed timely, such proposals must be received by our Corporate Secretary between February 7, 2007 and March 9, 2007 (inclusive).

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Adam B. Frankel

Secretary

Dated: April 25, 2006

As Amended on April 7, 2006

ANNEX I

GENESEE & WYOMING INC.

CORPORATE GOVERNANCE PRINCIPLES

The Board of Directors (“Board”) of Genesee & Wyoming Inc. (“Company”) is governed by the following general principles:

1. The Board’s paramount duty is to oversee the CEO and other senior management in the competent and ethical management of the Company. The selection, compensation and evaluation of a well-qualified and ethical CEO is the single most important function of the Board.

2. Open communication between the Board and management is crucial to the Company’s long-term success. Management is responsible for creating, developing and implementing the strategy of the Company. The Board is responsible for reviewing the strategy and guiding its implementation in the context of the overall scope of the business and the interests of its stockholders. Management is responsible for operating the Company in an effective and ethical manner in order to produce long-term value for stockholders. Senior management and the Board are expected to know how the Company earns its income and what risks the Company is undertaking in the course of carrying out its business. Neither management’s nor the Board’s personal interests should be placed ahead of, or in conflict with, the interests of the Company.

3. Management is responsible, under the oversight of the Board and its Audit Committee, for producing financial statements that fairly present the financial condition and results of operations of the Company, and for making the timely, understandable and complete disclosures that stockholders and prospective investors need to permit them to assess the financial and business soundness and risks of the Company.

4. The Company is responsible for dealing (i) with its employees in a fair and equitable manner; (ii) with the communities in which it operates with good citizenship; and (iii) with government in accordance with, and a commitment to, all applicable laws, rules and regulations.

Based on the preceding principles, the Board has adopted the following corporate governance policies:

1. The Board’s Responsibilities and Duties.

In addition to its general responsibility to oversee management, the Board is also responsible for performing a number of specific functions. It is the Board’s duty to:

1.1. Appoint the Chairman and CEO.

1.2. Appoint the officers of the Company.

1.3. Review and monitor fundamental financial and business strategies and review, monitor and approve major corporate actions.

1.4. Approve operating and capital budgets at the commencement of each financial year and monitor progress on a quarterly basis against budget by financial key performance indicators.

1.5. Monitor and oversee the Company’s financial position.

1.6. Evaluate the performance of, and set the compensation for, the Chairman and CEO and senior management executives through its Compensation Committee.

1.7. Ensure that the Company’s policies and compliance systems in place are consistent with the objective that the Company, its officers and directors act legally, ethically and responsibly.

1.8. Participate in Board meetings, review relevant materials in advance of meetings, serve on Board Committees and prepare for meetings and for discussions with management.

1.9. Spend the time needed, and meet as frequently as necessary, to properly discharge its responsibilities.

1.10. Understand the Company’s business, industry and primary risks.

2. Board Composition and Compensation.

2.1. The Board is currently composed of one executive director (the Chairman and CEO) and eight non-executive directors. In the event that the Chairman and CEO positions are held separately by two individuals, both will hold Board seats. However, the Company believes that the Board has the benefit of access to all of the executives of the Company and that, therefore, it is not necessary to have additional executive directors. The Board believes that its current size of nine members is an appropriate size for a working board because it is large enough to represent broad interests but small enough to maintain close working relationships and collegiality. The Company’s By-laws allow for not less than three nor more than fifteen directors. Changes to the size of the Board shall be recommended by the Governance Committee and approved by the full Board.

2.2. Board Selection

2.2.1. The Board is responsible for nominating directors. In nominating directors, the Board, with the assistance of the Governance Committee, will take into account a variety of factors it considers appropriate, which may include the following: strength of character and leadership skills; general business acumen and experience; broad knowledge of the rail freight business or of other modes of transportation; knowledge of strategy, finance, international business, government affairs related to transportation; age; number of other board seats; and willingness to commit the necessary time—all to ensure an active Board whose members work well together and possess the collective knowledge and expertise required by the Board. Selection shall be made in the context of an assessment of the perceived needs of the Board at the point in time the selection is being made. At least a majority of the directors shall be independent directors, as determined in accordance with section 3 below.

2.2.2. The Governance Committee considers and establishes procedures regarding recommendations for nomination to the Board, including nominations submitted by stockholders. Recommendations of stockholders should be sent to the Company, to the attention of the Corporate Secretary. Any recommendations submitted to the Corporate Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of the Company, if elected. The Governance Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate. The Governance Committee may also ask the candidate to meet with management and other members of the Board.

2.3. The following are the criteria for remaining a director:

2.3.1. All non-executive directors are expected voluntarily to review and assess their own membership of the Board from time to time and, particularly, before standing for re-election, taking into account length of service, age, qualifications and expertise relevant to the Company’s then current policy and business. In addition, the Governance Committee will adopt a formal process for evaluating on an annual basis the effectiveness of the Board and each of its Committees and determining opportunities for their improvement. The sole purpose of this evaluation is to increase the effectiveness of the Board.

2.3.2. Non-executive directors who change the responsibility they held when they were elected to the Board should submit a letter of resignation to the Board. Individual non-executive directors should submit a letter of resignation to retire from the Board at the end of the term following their 70th birthday. In both cases, such letter may be accepted or rejected by the Governance Committee.

2.3.3. Individual executive directors should submit a letter of resignation to retire from the Board on the relinquishment of their executive position with the Company. Such letter may be accepted or rejected by the Governance Committee.

2.3.4. Because of the importance of knowledge of the Company and of continuity, the Board does not believe that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under these circumstances.

2.3.5. The Board has not adopted term limits. While term limits ensure fresh ideas and viewpoints, they result in the loss of the contribution of directors who have been able to develop, over a period of time, insight into the Company, the continuity of its strategy and its operations, culture and management and a working relationship with other directors.

2.3.6. The Board will review each director’s continuation on the Board every three years which will also allow each director to confirm his or her desire to continue as a member.

2.3.7. Absent special circumstances, each director is expected to attend the annual meetings of stockholders.

2.4. The Board’s compensation will be determined annually following the annual meeting of stockholders. The compensation of directors should fairly reward them for their efforts on behalf of the Company and should be structured to align their interests with the long-term interests of the Company’s stockholders. Board members have the right to elect to receive their cash compensation in Company common stock and the Board strongly encourages all of its members to make this election. The Board may seek outside expertise to determine the appropriateness and competitiveness of its compensation.

3. Categorical Standards for Director Independence.

3.1. The Board determines each director’s independence on an annual basis based on applicable regulatory and stock exchange requirements and these standards. The Board’s determination shall be disclosed in its proxy statement for each annual meeting of stockholders.

3.2. For purposes of these standards:

3.2.1. “Executive Officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934; and

3.2.2. “Immediate Family” means a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

3.3. An “independent” director shall be defined to mean a director who has none of the relationships with the Company set forth in section 3.4.1 below, and otherwise has no direct or indirect material relationship with the Company (either directly or as a stockholder, principal or officer of a company that has a relationship with the Company) that would interfere with the exercise of independent judgment by such director; provided, however, that the Board believes all directors should hold meaningful equity ownership positions in the Company.

3.4. The Board, in its business judgment, will determine, based on all relevant facts and circumstances and in a manner consistent with the standards set forth below, whether a director has a relationship with the Company or to its management that would interfere with such director’s exercise of his or her independent judgment. The following standards shall be followed by the Board in determining director independence:

3.4.1. Under any circumstances, a director is not independent if:

3.4.1.1. the director is, or has been within the preceding three years, employed by the Company ;

3.4.1.2. an Immediate Family member of the director was employed as an Executive Officer of the Company within the preceding three years;

3.4.1.3. the director, or an Immediate Family member of that director, received within the preceding three years more than $100,000 in any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.4.1.4. the director or an Immediate Family member of that director is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an Immediate Family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an Immediate Family member of that director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

3.4.1.5. the director or an Immediate Family member is, or has been within the preceding three years, employed as an Executive Officer of another company where any of the Company’s present Executive Officers at the same time serves or served on such other company’s compensation committee; or

3.4.1.6. the director is a current employee, or an Immediate Family member is a current Executive Officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the preceding three fiscal years, exceeds the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of the other company.

3.4.2. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

3.4.2.1. if the director or an Immediate Family member is an Executive Officer or director of another company in which the Company owns an equity interest, and the amount of the equity interest held by the Company is less than ten percent (10%) of the outstanding voting securities of the company at which the director or an Immediate Family member serves as an Executive Officer or director;

3.4.2.2. if the director or an Immediate Family member of that director serves as an Executive Officer, director or trustee of a charitable organization, and the Company’s annual charitable contributions to that organization (excluding contributions by the Company under any established matching gift program) are less than the lesser of $1,000,000 or two percent (2%) of that organization’s consolidated gross revenues in its most recent fiscal year; and

3.4.2.3. if the director is a current employee, or an Immediate Family member is a current Executive Officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the preceding three fiscal years, did not exceed the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of the other company.

3.4.3. For relationships not covered by the standards contained in section 3.4.2 above, the determination of whether or not the relationship is material, and therefore whether the director is independent, shall be made by the directors who satisfy the independence standards set forth in sections 3.4.1 and 3.4.2 above.

3.5. The Board may determine that a director who has a relationship that exceeds the limits described in section 3.4.2 above is nonetheless independent, so long as such relationship is not otherwise described in section 3.4.1 above. The basis for any such determination will be explained in the Company’s next proxy statement.

4. Committees of the Board.

4.1. The Board has established the following Committees to assist it in discharging its responsibilities: (i) Audit; (ii) Compensation; and (iii) Governance. The current charters of the Audit, Compensation and Governance Committees are published on the Company’s website, and will be mailed to stockholders upon written request. The Committee chairs report the highlights of their meetings to the full Board following each meeting of the respective Committees. The Committees occasionally hold meetings in conjunction with the full Board. The Audit, Compensation and Governance Committees are comprised solely of independent directors in accordance with all applicable regulatory and stock exchange requirements.

5. The Relationship of the Board to Management.

5.1. To enhance open communication between the Board and management, the Board’s policy is to periodically invite senior executives of the Company to attend Board meetings. The Board does not expect all senior executives to attend on a regular basis.

5.2. From time to time, the Board, each of its Committees and the Company may engage outside advisors to provide advice on specific issues. These advisors may also be invited to attend Board meetings. The Corporate Secretary and the Company’s independent registered public accounting firm have open invitations to attend Board meetings.

5.3. The Board will meet in executive session regularly. The non-management directors will also have at least four regularly scheduled meetings a year without management present.

5.4. Board members will have complete access to the Company’s management, and Board members will exercise judgment to ensure that contact with management is not distracting to the business operation of the Company. The Board and each of its Committees shall have the right at any time to retain outside financial, legal or other advisors.

6. Management and Succession.

6.1. The Board will review annually with the CEO management succession planning and development. There should also be available, on a continuing basis, the CEO’s recommendation as to his successor should he be unexpectedly disabled.

7. Director Orientation and Continuing Education.

7.1. The Company will provide new directors with materials and briefings to permit them to become familiar with the Company’s business, industry and corporate governance practices. The Company will also provide, as appropriate, additional educational opportunities to directors on an ongoing basis to better enable them to perform their duties.

7.2. Directors are expected to attend training and/or education programs to the extent they would help them better understand the operations of the Company, the industry in which the Company operates and corporate governance “best practices.” The Company will reimburse its board members for the costs associated with such training and education.

8. Communicating with the Board.

8.1. Stockholders interested in communicating directly with the Board, non-management directors or an individual director may do so by writing to the Corporate Secretary, Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830, attention: the Board, non-management directors or the name of the individual director, as applicable. Communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.

PROXY	PROXY

GENESEE & WYOMING INC.

The undersigned hereby appoints MORTIMER B. FULLER III and ADAM B. FRANKEL, and each of them, proxies for the undersigned, with full power of substitution, and each of them to vote all shares of the Class A Common Stock and all shares of the Class B Common Stock (if any), of GENESEE & WYOMING INC. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York 10573, on Wednesday, May 31, 2006 at 10:00 a.m., local time, and at any adjournment or postponement thereof.

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. If this Proxy is executed but no direction is made, this Proxy will be voted FOR each of the proposals listed herein. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the three nominees for directors and, unless otherwise specified, FOR the other proposal listed herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 25, 2006, describing more fully the proposals set forth herein.

(continued and to be signed and dated on reverse side)

CONTROL NUMBER

1.	Election of Directors	For	Withheld	For All	2.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006	For	Against	Abstain
	Nominees: David C. Hurley Peter O. Scannell Hon. M. Douglas Young, P.C.	All O	All O	Except O			O	O	O

	Instructions: to withhold authority to vote for any individual nominee, write the nominee’s name on the line above.				3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

							Dated: __________, 2006

					Signature of Stockholder

Signature of Stockholder (if held jointly)

Please date and sign name exactly as it appears hereon.

Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his/her title.

Δ    FOLD AND DETACH HERE    Δ

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE

GENESEE & WYOMING INC.

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Genesee & Wyoming Inc. that you are entitled to vote.

Please consider the issues discussed in the Proxy Statement and cast your vote by:

Accessing the World Wide Web site http://www.eproxyvote.com/GWR/ to vote via the internet. Have your control number (located in the upper right corner of the proxy form) available when you access the web page.

Using a touch-tone telephone to vote by phone toll free in the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. Have your control number (located in the upper right corner of the proxy form) available when you call.

Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Genesee & Wyoming Inc. c/o LaSalle Bank N.A., P.O. Box LL, Chicago, Illinois 60603.